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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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          Name                                       State of Incorporation
          ----                                       ----------------------
 1.  Accessible Resources, Inc.                          Delaware
 2.  ADI of Central New Jersey, Inc.                     Delaware
 3.  ADI of Chelmsford, Inc.                             Delaware
 4.  ADI of Mass., Inc.                                  Delaware
 5.  ADI of Mid-New Jersey, Inc.                         Delaware
 6.  ADI of Northern New Jersey, Inc.                    Delaware
 7.  ADI of RI-Mass, Inc.                                Delaware
 8.  ADI of Rockaway, Inc.                               Delaware
 9.  Advanced Diagnostic Imaging, Inc.                   Delaware
10.  Albany MRI Capstone, Inc.                           Delaware
11.  ATI Resources, Inc.                                 Delaware
12.  Baltimore MRI Capstone, Inc.                        Delaware
13.  Boardman Resources, Inc.                            Delaware
14.  Bradenton Resources, Inc.                           Delaware
15.  Bronx Medical Resources, Inc.                       Delaware
16.  Brooklyn Resources, Inc.                            New York
17.  C.D. Acquisition, Inc.                              Illinois
18.  Centereach Resources, Inc.                          Delaware
19.  Central Fort Myers Resources, Inc.                  Delaware
20.  Charlotte Resources, Inc.                           Delaware
21.  Clearwater Resources, Inc.                          Delaware
22.  Collier Resources, Inc.                             Delaware
23.  Coral Resources, Inc.                               Delaware
24.  Diagnostic Imaging Resources, Inc.                  Delaware
25.  Diagnostic Imaging Services of New York, Inc.       Delaware
26.  Diagnostic Networks Incorporated                    California
27.  DIN Resources, Inc.                                 Delaware
28.  DIR Acquisition, Inc.                               Delaware
29.  East Bergen Resources, Inc.                         New Jersey
30.  Essex-Passaic Resources, Inc.                       Delaware
31.  Fort Myers Resources, Inc.                          Delaware
32.  Germantown Resources, Inc.                          Delaware
33.  Hackensack Resources, Inc.                          Delaware
34.  Hollywood Resources, Inc.                           Delaware
35.  Imaging Networks, Inc.                              Delaware
36.  Imaging Resources, Inc.                             Delaware
37.  Jacksonville Resources, Inc.                        Delaware
38.  Jupiter MRI, Inc.                                   Delaware
39.  Lehigh Valley Resources, Inc.                       Delaware
40.  Long Beach Resources, Inc.                          Delaware
41.  M.M. Funding, Inc.                                  Delaware
42.  Medical Equity Resources, Inc.                      Delaware
43.  Melbourne Resources, Inc.                           Delaware
44.  Morgan Medical Corporation                          Florida
45.  Morgan Medical Holdings, Inc.                       Colorado
46.  MRI Capstone Resources, Inc.                        Delaware

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
47.  MRI Sub, Inc.                                       Delaware
48.  MRI-BCC, Inc.                                       New Jersey
49.  MRI-Madison Resources, Inc.                         Delaware
50.  MRI-South Umberton, Inc.                            Florida
51.  MRIS, Inc.                                          Delaware
52.  Network Management Services, Inc.                   New Jersey
53.  Newark Resources, Inc.                              Delaware
54.  North Bronx Resources, Inc.                         Delaware
55.  Nursecare Plus, Inc.                                California
56.  Oak Lawn Imaging Center, Inc.                       Illinois
57.  Oak Lawn Magnetic Resonance Imaging Center, Inc.    Illinois
58.  Queens Medical Resources, Inc.                      Delaware
59.  Queens/Kings Resources, Inc.                        Delaware
60.  Rancho Cucamonga Resources, Inc.                    Delaware
61.  San Clemente Resources, Inc.                        Delaware
62.  San Jose Resources, Inc.                            Delaware
63.  Sarasota Resources, Inc.                            Delaware
64.  Smith Garden Resources, Inc.                        Delaware
65.  South Hudson Resources, Inc.                        New Jersey
66.  Starmed Health Personnel, Inc.                      Delaware
67.  Starmed Staffing, Inc.                              Delaware
68.  Starmed Staffing California, Inc.                   Delaware
69.  Starmed Staffing Michigan, Inc.                     Delaware
70.  Staten Island Resources, Inc.                       Delaware
71.  Tampa Bay Resources, Inc.                           Delaware
72.  Valley Imaging Resources, Inc.                      Delaware
73.  Venice Resources, Inc.                              Delaware
74.  Warren Resources, Inc.                              Delaware
75.  Wesley Medical Resources, Inc.                      California
76.  West Essex Resources, Inc.                          Delaware
77.  West Essex Spect Resources, Inc.                    New Jersey
78.  West Palm Beach Resources, Inc.                     Delaware

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